UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: October 24, 2006

MEXORO MINERALS LTD.
(formerly SUNBURST ACQUISITIONS IV, INC.)
(Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

609 Granville Street, Suite 880 Vancouver, B.C. Canada	V7Y 1G5
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 800-661-7830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On October 24, 2006, Mexoro Minerals, Ltd.’s wholly-owned subsidiary Sunburst de Mexico S.A. de C.V. (the “Company”) entered into an Exploration And Sale Option Agreement Of Mining Concessions (the “Agreement”) with Minera Emilio, S.A. DE C.V. (“Minera Emilio”).

Under the Agreement, Minera Emilio granted the Company the exclusive right to conduct exploration on the mining claim consisting of the following three mineral concessions located in the State of Chihuahua, Mexico: Carmela (Title Number 176856), Maria Luisa (Title Number 170673), Esperanza Segunda (Title Number 171000), Veronica Segunda (Title Number 171083), La Chonca (Title Number 218432), Silvia (Title Number 217673), La Cumbre (Title Number 216091), La Cumbre II Fracc. A. (Title Number 220350), La Cumbre II (Title Number 220349), Segunda de Santa Teresa (Title Number 219233), Fortunato 2 (Title Number 214274), and Santa Nino 3 (Title Number 220150) (collectively, the “Mineral Claim”). Such exploration may include, but is not limited to, drilling, digging, removal of ore by any means permitted by the law, use of explosives, counter map, measurement, mark boundaries, geographical points, build boundary stones, and identification points, and build roads, trails, access, bridges, water channels, ponds and reservoirs. The Company may perform these activities itself or contract third parties to do so.

The Company must pay Minera Emilio $282,000 in the following manner: (i) $30,000 paid at the execution of the Agreement (this amount has been paid); (ii) $2,500 per month as of August 21, 2006, and so on for each month elapsed and until the first anniversary (twelve months); (iii) $3,500 per month as of the beginning of the second yearly term, that is, on August 21, 2007, and every month for the whole second yearly term; and (iv) $5,000 monthly, during the third, fourth, and fifth yearly term, on the 21st. day of each month. The term of the Agreement is five years.

Minera Emilio also granted the Company the option to purchase the Mineral Claim. The Option shall be for a term equal to five years. The Company must provide Minera Emilio with thirty days written notice before exercising the option. The purchase price of the Mineral Claim is $300,000 or the equivalent of $500,000 in shares of Mexoro Minerals based upon the market value of such shares during the thirty days preceding notice of the intent to exercise the Option. The Company must complete a feasibility survey within three years from the date the Option is exercised.

After exercising the option, the Company must pay Minera Emilio royalties on any mineral ore that is sold from the Mineral Claim. The rate of the royalties due varies based on the price of the Golden Ounce on the London Metal Exchange (the ”Price”). If the Price is less than or equal to $600 per ounce, the royalty due is 3% of Net Revenue (as defined below). If the Price is higher than $600 per ounce, the royalty due is 4% of the Net Revenue. Net Revenue is calculated by subtracting smelting expenses, added value taxes, and all other taxes on production sales from revenue.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Under the Agreement discussed above, the Company is required to invest a minimum of $2,000,000 to be used for exploration work on the Mineral Claim during the term of the Agreement.

ITEM 9.01 Exhibits

(d)

10.26 Exploration And Sale Option Agreement Of Mining Concessions Entered By And Between Minera Emilio, S.A. De C.V. And Sunburst Mining De Mexico, S.A. De C.V.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MEXORO MINERALS, LTD.

By: /s/Robert Knight
Robert Knight, President and Director
October 26, 2006